Exhibit 10.7

(Form of Agreement)

Little Sheep Brand Series Clothing Franchise Agreement

Party A:

Shanghai Little Sheep Children’s Product Development, Limited

Party B:

Whereas both parties are willing to enter this agreement based on the principals of high standard of business ethics, fair and mutual benefits, and common interest in business growth,

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.

Franchisee Rights and Term Limit

i.

Party A grants rights to Party B at _____________________________ to use, market and sell Little Sheep Brand Series clothing.  This agreement will be consummated on ________________ and expired on _______________________.

ii.

Party A’s Little Sheep Brand Series, including but not limited to, registration mark, trade marks, logos, style, signs and any other related symbols, are solely owned by Party A.

iii.

Party A shall provide Party B all necessary copies of business license, brand registration, quality inspection report, and any other related documents.

iv.

During the term of this Agreement, Party B shall not sell any other brand of children’s clothing without Party A’s approval and under guidelines of Party A.  If Party B plans to expand Party A’s product in other areas outside of this agreement, Party B must sign an additional agreement with Party A prior to such expansion.

v.

Party B must submit to Party A the store floor plan with Party A specifications of branding, colors, banners, images, models and other decorations and design.  Party B will be responsible for all the start up costs.  Party B can engage its own designers and contractors with Party A’s approval.

vi.

After signing of this agreement, Party B shall purchase certain volume of Party A’s merchandise per Party B’s location and market tier.  The purchase price is based on Party A’s standard wholesalers’ price.

vii.

Prior to opening for business, Party A shall provide Party B samples, display and certain promotional items, as well as onsite consultation per Party B’s request.

viii.

If Party B is not able to reach the quota agreed during the term of this agreement, Party A has the rights to adjust the requirement and has the obligation to help Party B to mitigate and improve the situation.  If Party B decline such adjustment and assistance from Party A, Party A will have the rights to sign up another party within the same territory of Party B.

ix.

Party B can either purchase marketing materials or promotional items from Party A or produce locally per Party A’s design.

x.

Party B shall follow the Party A’s national pricing guidelines.  Party B can adjust certain pricing based on its local market with prior approval from Party A.

xi.

Payment method: Party B shall make payments upon order.  Party A will only ship the order when the payments have been received.

xii.

Party B shall not transfer or re-assign this agreement to any other party without prior approval from Party A.

xiii.

Party B shall be solely liable for its violation of laws, regulations or damages.  Party B shall indemnify Party A for any such violations.

xiv.

After the expiration of this agreement, Party B can request for renewal of the agreement with Party A without additional cost.

xv.

When the agreement is terminated without renewal, Party B must return all documents and remove all Party A’s branding, such as banners, images, signage etc.

xvi.

After the termination of this agreement and any other renewed agreement, Party B is responsible for all residue merchandise, except certain portion within the allowance of Party A’s exchange policies.

2.

Purchase and Return / Exchange

i.

Party B can exchange one hundred percent (100%) of Party A’s merchandise with sixty (60) days at the original purchase value. (Party B must provide inventory report to Party A on the 25th day of each month)

ii.

Within the exchange period of sixth (60) days, Party B can exchange any merchandise within the same season at the same value.  Party A has the rights to distribute the requested merchandise based on the demand of national channels.  Party A will decline Party B’s exchange if the exchange request exceeds the allowed exchange period.  Party B can not exchange any merchandise during the seasonal change or restocking of merchandise.

iii.

Party B is required to purchase __________ amount per store per year.

iv.

Party A may consider certain bonus discount of thirty percent (30%) at the end of each year for any additional orders by Party B above and beyond its quota.

v.

Any exchange merchandise shall be in its original condition without any damage or stain, and shall be in its original package with complete bar code, inventory control code.

vi.

Party B should contact Party A for any orders.  When the payment is received by Party A at its designated bank account, Party A will ship the merchandise according to Party B’s order.  Should there be any damage during the shipment, regardless it is for initial order or exchange, Party B must seek compensation from the shipping company.  Party A will not be responsible for any shipping damages.

vii.

If the shipment is undeliverable or had multiple deliveries due to error by Party B, Party B should be responsible for any extra shipping cost.

viii.

Party A will only be responsible for shipping cost within the City of Shanghai.  Any additional shipping cost should be the responsibility of Party B.  Party A will arrange the shipping on behave of Party B.

3.

Order

i.

Party A will hold annual trade show to announce and display new products.

ii.

Party B can order Party A’s merchandise during the trade show and pay a deposit to secure priority delivery and exchange rights.

iii.

During the trade show, Party A may announce new or different promotional programs, which will be amended to this agreement.

iv.

Party A has the rights to final interpretation of promotion, bonus and exchange policies.

4.

Administration

i.

Party B shall protect Party A’s image and reputation as well as consumer relations.

ii.

If Party B discover any piracy of Little Sheep product, Party B should report to Party A and proper authorities.  Party A should provide Party B proper reward for such action.

iii.

Party A strictly forbid any cash exchange between Party B and Party A staff, and will not be responsible for such personal action.

iv.

Party B should report to Party A any and all sales status and market information.  The report can be submitted via telephone, fax, short message and email etc.

5.

Miscellaneous

i.

For any dispute that could not be resolved between Party A and Party B, either party can seek mediation from proper authority or seek judgment from the court of law.

ii.

If payment for the initial order is not received within a week, this agreement is voided.

iii.

Any copy of this agreement and mutually agreed amendment should be enforceable as this agreement.

iv.

Thirty days prior to expiration of this agreement, Party B may request a renewal via proper communication with Party A.  After expiration of this agreement, all rights granted to Party B shall be terminated.

Party A:

Party B:

Shanghai Little Sheep Children’s

______________________________

Product Development, Limited

Name: ______________________

Name: ________________________

Date: _______________________

Date: _________________________

Address: _____________________

Address: ______________________